                                                                    Exhibit 99.2

ENERGY WEST INCORPORATED Announces Suspension of Quarterly Dividend, Other
Actions to Strengthen Financial Position, and Impact of PPL Montana Settlement

GREAT FALLS, Mont., June 18/PRNewswire-First Call/--ENERGY WEST INCORPORATED
(NASDAQ: EWST - News), a natural gas, propane and energy marketing company serving selected markets in the Rocky Mountain states, announced that its Board of Directors has suspended the Company's quarterly cash dividend on its common stock for the fourth quarter of Fiscal Year 2003. This step and other recent actions, including cost-cutting measures affecting the Company's operating and capital budgets, are aimed at conserving cash and increasing the Company's financial flexibility.

The Board of Directors determined that the suspension of the dividend is the prudent course of action at this time. The Board will re-evaluate the Company's dividend policy on an ongoing basis, and will set any future dividends based on an evaluation of all relevant factors.

The Company also announced that it has recently retained D.A. Davidson & Co. and
DAMG Capital as financial advisers to advise the Company in connection with the
Company's financing needs and capital structure. Among other things, D.A.
Davidson and DAMG Capital are assisting the Company in negotiations with its bank lender, Wells Fargo Bank Montana, N.A., concerning a restructuring and extension of the Company's credit facility for a longer period. The Company's present credit facility with the bank expires on June 23, 2003. The Company's advisers are also assisting the Company in its efforts to secure a replacement credit facility and establish a capital structure to meet the Company's long-term needs.

In a separate announcement today, Energy West announced the settlement of the lawsuit between its subsidiary, Energy West Resources, Inc. and PPL Montana,
LLC, for a total of $3.2 million. After allowing for reserves previously charged to income, and reversal and forfeiture of accrued but previously deferred management bonuses, for financial reporting purposes the impact of the settlement will be a reduction of the Company's consolidated pre-tax income of approximately $170,000 for Fiscal Year 2003.

Edward J. Bernica, Chief Executive Officer of Energy West stated, "We are very pleased to have the PPL litigation resolved. This matter has been very costly, in terms of legal fees, management attention and uncertainty. We can now put this issue behind us and concentrate on the task of running our business." Mr.
Bernica went on to say, "With the advice and assistance of our financial advisers, we are reviewing the most reasonable means for funding the $2.2 million payment due to PPLM later this year. The need to finance the settlement has necessitated measures to conserve cash. The suspension of the quarterly dividend and other cost-cutting measures are important steps to achieve this goal. I want to emphasize that we remain fully committed to maintaining safe, sound and reliable service to our customers and in taking these actions we will not compromise these fundamental requirements."

"The Board's decision to suspend the dividend was an extremely difficult one and was not taken lightly," said Mr. Bernica. "We recognize the importance of the dividend to our shareholders. However, the Board determined that suspension of the dividend was necessary, not only in light of the need to provide funds for payment of the litigation settlement, but also to strengthen the Company's balance sheet, enhance credit quality and provide the Company with greater financial flexibility. We will re-evaluate our dividend policy on an ongoing basis, and we certainly hope to be in a position to reinstate a dividend during
Fiscal Year 2004 at some level. We have a solid and stable core business, and we believe that the steps we are taking, although difficult in the short run, are necessary to set the stage for long-term stability and growth."

--------------------------------------------------------------------------------

Safe Harbor Forward Looking Statement: Energy West ("EWST") is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995 for any forward-looking statements made by, or on behalf of
EWST. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond EWST's control. EWST expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in EWST's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555 or John C. Allen, Corporate Counsel and
Vice-President, 1-406-791-7503, both of Energy West Incorporated.

Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com

Our address is P.O. Box 2229, Great Falls MT 59403-2229